DEL MONTE FOODS COMPANY

2002 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Del Monte Foods Company, a Delaware corporation (the “Company”), pursuant to its 2002 Stock Incentive Plan, as amended and restated effective July 28, 2009 (the “Plan”), hereby grants to the holder listed below (the “Participant”), an award of restricted stock units, each of which is a bookkeeping entry representing the equivalent in value of one (1) share of Common Stock (“Share”), on the terms and conditions set forth herein, including in Appendix A (the “Award Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Award Agreement.

Participant:

Grant Date:

Number of Restricted Stock Units:	____________________, subject to adjustment as provided by the Award Agreement.

Vesting Commencement Date:

Vesting Schedule:	Except as provided in the Award Agreement and provided that the Participant’s service has not terminated prior to the relevant date, the restricted stock units subject to this Award Agreement (“RSUs”) shall vest and become nonforfeitable in accordance with the following schedule: twenty-five percent (25%) of the total number of RSUs shall vest on each of the second and third anniversaries of the Vesting Commencement Date, and 50% of the total number of RSUs shall vest on the fourth anniversary of the Vesting Commencement Date.

By his or her signature below or by electronic acceptance or authentication in a form authorized by the Company, the Participant agrees to be bound by the terms and conditions of the Plan and the Award Agreement. The Participant has reviewed the Plan and the Award Agreement, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of this Award Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or relating to the RSUs.

DEL MONTE FOODS COMPANY	PARTICIPANT

Participant ES
By:

Title:	Executive Vice President and Chief Human Resources Officer	EMPLOYEE NAME

APPENDIX A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

1.	The Award; Participant’s Account; Voting Rights.

1.1    Award. The Company hereby awards to the Participant RSUs under the Plan. Subject to the terms of this Award Agreement and the Plan, each RSU represents a right to receive one (1) share of Common Stock (a “Share”) on the applicable vesting date. The number of Shares subject to this Incentive Award, the applicable vesting schedule for the RSUs, the dates on which the Shares underlying the RSUs will be issued, and the remaining terms and conditions are set forth in this Award Agreement. Unless and until the RSUs have vested in accordance with the vesting schedule set forth herein, the Participant will have no right to settlement of such RSUs. Prior to settlement of any vested RSUs, such RSUs will represent an unfunded and unsecured obligation of the Company.

1.2    Participant’s Account. The RSUs granted to the Participant shall be entered into an account in the Participant’s name. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the number of shares of Common Stock to be paid to or in respect of the Participant pursuant to this Agreement.

1.3    Voting Rights. Prior to the settlement of the RSUs, the Participant shall have no voting rights in respect of such RSUs or the Shares issuable under the RSUs.

2.	Vesting of RSUs.

2.1    Normal Vesting. Except as otherwise provided in this Award Agreement, the RSUs shall vest as provided on the first page of this Award Agreement.

2.2    Early Vesting for Tax Withholding Obligations. Anything in the foregoing to the contrary notwithstanding, the Company, upon the exercise of its sole discretion, may cause unvested RSUs to vest prior to the applicable vesting dates, and for Shares to become issuable thereunder, in order to satisfy any tax withholding obligations contemplated under Section 9 hereof that may arise prior to the date the RSUs vest and the underlying Shares become issuable.

3.	Termination of Service.

3.1    Death or Disability of the Participant. In the event of the Participant’s death or termination of the Participant’s service upon a Disability, the vesting of any outstanding RSUs shall be accelerated in full and shall be deemed vested effective as of the date of the Participant’s death or termination of service due to Disability.

3.2    Retirement. In the case of the Participant’s Retirement prior to the applicable vesting date, any RSUs shall vest upon the Retirement date pursuant to the Company’s pro-rata vesting policy in effect at the time of Retirement.

3.3    Other Terminations. Anything herein notwithstanding, in the event of the termination of the Participant’s employment by the Company for Cause, or upon the termination of the Participant’s employment for any reason other than the Participant’s death, Disability or Retirement, any outstanding RSUs that are unvested at such time shall be forfeited by the Participant to the Company; provided that, for Participants who, as of the date hereof, are covered under the Executive Severance Policy or are parties to an employment agreement with the Company or a Subsidiary of the Company, in the case of termination of employment without Cause or resignation for Good Reason (as defined in the Executive Severance Policy or employment agreement, as applicable), the RSUs shall vest at the time of termination on a pro-rata basis pursuant to the Company’s pro-rata vesting policy in effect at the time of such termination or resignation.

4.      Change of Control. In the event of a Change of Control, the vesting of any outstanding RSUs shall be accelerated in full and shall be deemed vested effective as of the date of the Change of Control.

5.	Settlement of RSUs.

5.1    Issuance of Shares of Common Stock. Subject to the provisions of Section 5.3, 5.4 and Section 9 and, if applicable, Section 6, the Company shall issue to the Participant (or, if applicable, the Participant’s heirs), on the vesting date pursuant to the vesting schedule set forth on the first page of this Award Agreement or upon an earlier vesting event in connection with the Participant’s death, termination due to Disability or Retirement or in connection with a Change of Control, if applicable, with respect to each Restricted Stock Unit to be settled on such date or event one (1) Share; Shares issued in settlement of RSUs shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 5.4.

5.2    Compliance with Section 409A. For purposes of this Award Agreement, “termination of service” and Retirement means a “separation from service,” as defined in the regulations under Section 409A of the Code to the extent the RSUs constitute an item of deferred compensation that is subject to Section 409A of the Code. The Company shall delay the issuance of any Shares under this Section 5 as contemplated under Section 22 of the Plan to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “specified employees” of certain publicly-traded companies); in such event, any Shares to which the Participant would otherwise be entitled during the six (6) month period following the date of the Participant’s separation from service will be issued during the seventh calendar month following the date of termination of service (or, if earlier, upon the Participant’s death).

5.3    Beneficial Ownership of Shares. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with a Company-designated brokerage firm or, at the Company’s discretion, any other broker with which the Participant has an account relationship of which the Company has notice any or all Shares acquired by the Participant pursuant to the settlement of the RSUs.

5.4    Fractional Shares. The Company shall not be required to issue fractional Shares upon the settlement of the RSUs.

6.      Deferral. The Committee has the right to determine, in its sole discretion, whether and in what manner Participants shall be permitted to elect to defer the receipt of a distribution of Common Stock in respect of the RSUs under a deferral plan of the Company, in which case, after vesting, the RSUs would be credited as deferred stock units in the Participant’s account. Stock equivalent units held in the Participant’s account pursuant to this Section 6 shall accrue dividend equivalents that will be credited in the form of additional stock equivalent units to the Participant’s account, based on the Fair Market Value of Common Stock on the date the dividend is issued. At the end of the deferral period, all stock equivalent units will be converted and distributed to the Participant in the form of Common Stock. No fractional shares of Common Stock will be issued. If the calculation of the number of shares of Common Stock to be issued results in fractional shares, then the number of shares of Common Stock will be rounded up to the nearest whole share of Common Stock. For the avoidance of doubt, the distribution events set forth in the deferral plan under which the RSUs are deferred (and not the settlement provisions in this Award Agreement) shall govern the timing of the issuance of the Common Stock in settlement of the RSU.

7.      Designation of Beneficiary. The Participant may designate a beneficiary or beneficiaries to whom, along with all other grants or awards made to the Participant under the Plan, the Common Stock that is distributed on account of the RSUs that become vested at the Participant’s death shall be transferred. A Participant shall designate his or her beneficiary by executing the “2002 Stock Incentive Plan Beneficiary Designation and Spousal Consent Form” and returning it to the Corporate Secretary. Any form so submitted shall replace, in respect of all grants or awards made to the Participant under the Plan, any previous version of the same form the Participant may have submitted to the Corporate Secretary. A Participant shall have the right to change his or her beneficiary from time to time by executing a subsequent “2002 Stock Incentive Plan Beneficiary Designation and Spousal Consent Form” and otherwise complying with the terms of such form and the Committee’s rules and procedures, as in effect from time to time. The Committee shall be entitled to rely on the last “2002 Stock Incentive Plan Beneficiary Designation and Spousal Consent Form” submitted by the Participant, and accepted by the Corporate Secretary, prior to such Participant’s death. In the absence of such designation of beneficiary, Common Stock that is distributed on account of RSUs that become vested at the Participant’s death will be transferred to the Participant’s surviving spouse, or if none, to the Participant’s estate. If the Committee has any doubt as to the proper beneficiary, the Committee shall have the right, exercisable in its sole discretion, to withhold such payments until this matter is resolved to the Committee’s satisfaction.

8.      Adjustments for Changes in Capital Structure. The number of Restricted Stock Units awarded pursuant to this Award Agreement is subject to adjustment as provided in Section 10[(b)] of the Plan.

9.      Taxes. The Company may, in its discretion, make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the vesting of any RSUs or the distribution of Common Stock on account of the vesting of any RSUs, or other taxable event, including, but not limited to, withholding in Shares to be issued upon vesting and settlement of the RSUs equal in value to such withholding taxes, withholding from proceeds of the sale of Common Stock acquired upon vesting and settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf and pursuant to this authorization) deducting the amount of such withholding taxes, from any other amount then or thereafter payable to the Participant, or requiring the Participant or the beneficiary or legal representative of the Participant to pay in cash to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable it to satisfy its withholding obligations. To avoid negative accounting treatment, the Company may withhold or account for tax withholding obligations by considering applicable minimum statutory withholding amount or other applicable withholding rates. Anything in this Section 9 to the contrary notwithstanding, in order to avoid a prohibited acceleration under Section 409A of the Code, the number of Shares that the Company shall be permitted to withhold or sell on behalf of the Participant to satisfy any liability for tax withholding obligations that arises prior to the time that the Shares become issuable pursuant to Section 2, 3 or 4 hereof, with respect to any portion of the RSUs that is considered deferred compensation subject to Section 409A of the Code shall not exceed that number of Shares that equals the aggregate amount of the tax withholding obligations. If tax withholding obligations are satisfied by withholding Shares, the Participant shall be deemed to have been issued the full number of Shares subject to the RSUs, notwithstanding that a number of Shares is held back in order to satisfy the tax withholding obligations. The Company shall not be required to issue any Shares pursuant to this Award Agreement unless and until the withholding obligations are satisfied

10.      Repayment/Forfeiture for Misconduct. Any benefits received hereunder shall be subject to repayment or forfeiture (i) as provided by Section 15 of the Plan, as may be amended from time to time or (ii) as may be required to comply with the requirements of the SEC or any securities exchange on which shares of Common Stock are traded, as may be in effect from time to time.

11.      No Special Rights; No Right to Future Awards. Nothing contained in this Agreement shall confer upon any Participant any right with respect to the continuation of his or her service with the Company, or any right to receive any other grant, bonus, or other award.

12.      Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Corporate Secretary, at One Market @ the Landmark, San Francisco, CA 94105, or at such other address as the Company may hereafter designate in writing.

13.      Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any Shares which may be issued in settlement of the RSUs until the date of the issuance of a certificate for such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, dividend equivalents, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided herein.

14.      Other Benefits. The benefits provided to the Participant pursuant to this Award Agreement are in addition to any other benefits available to such Participant under any other plan or program of the Company. The Award Agreement shall supplement and shall not supersede, modify, or amend any other such plan or program except as may otherwise be expressly provided.

15.      Plan Governs. This Award Agreement is subject to all of the terms and provisions of this Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms and phrases used and not defined in this Award Agreement shall have the meaning set forth in the Plan

16.      Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its principles of conflicts of laws.

17.      Committee Authority. The Committee shall have all discretion, power, and authority to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company, and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

18.      Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Award Agreement.

19.      Agreement Severable. In the event that any provision in this Award Agreement shall be held invalid or unenforceable, it shall be adjusted rather than voided, in order to achieve the intent of the parties to the greatest extent possible. If such provision may not be adjusted under applicable law as contemplated in the foregoing, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Award Agreement, and all other provisions if this Agreement shall be deemed valid and enforceable to the fullest extent possible.

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